UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 17, 2011

METROPCS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Restatement Agreement

On March 17, 2011, MetroPCS Wireless, Inc. (the “Borrower”), an indirect, wholly-owned subsidiary of MetroPCS Communications, Inc. (“Communications”), entered into an Amendment and Restatement Agreement (the “Amendment”), by and among the Borrower, Communications, MetroPCS, Inc. (“Inc.”), a direct subsidiary of Communications, all of Borrower’s subsidiaries, and JPMorgan Chase Bank N.A., as administrative agent (as such, the “Administrative Agent”), on its own behalf and on behalf of (i) certain banks and other financial institutions or entities that consented to the Amendment as existing lenders under the Second Amended and Restated Credit Agreement, dated as of July 16, 2010 (“2010 Credit Agreement”), among the Borrower, the banks and other financial institutions or entities party thereto from time to time as lenders, the Administrative Agent and the other agents and arrangers party thereto (collectively, such consenting lenders, the “Consenting Lenders”) and (ii) certain banks and other financial institutions or entities that agreed to make the hereinafter described Tranche B-3 Term Loans to the Borrower. The Amendment amends and restates the 2010 Credit Agreement (the 2010 Credit Agreement, as amended by the Amendment, the “2011 Credit Agreement”; unless otherwise defined herein, terms defined in the 2011 Credit Agreement and used herein shall have the meanings given to them in the 2011 Credit Agreement).

The Amendment amends the 2010 Credit Agreement to, among other things:

•

provide for a new tranche of term loans, to be known as the Tranche B-3 Term Loans, in the amount of $500.0 million, which amount was borrowed on March 17, 2011, and which the Borrower intends to use for general corporate purposes, including opportunistic spectrum acquisitions;

•

increase the interest rate applicable to the existing $537.2 million of Tranche B-1 Term Loans from LIBOR plus 2.250% to LIBOR plus 3.821%, and increase the interest rate applicable to the existing $994.8 million of Tranche B-2 Term Loans from LIBOR plus 3.50% to LIBOR plus 3.821%;

•

increase the aggregate amount of revolving commitments under the 2011 Credit Agreement from $67.5 million to $100.0 million, and extend the termination date of the revolving commitments from November 3, 2011 to March 17, 2016;

•

subject to certain conditions set forth in the 2011 Credit Agreement (including the consent of any lender making a new term loan), permit the Borrower to borrow additional term loans under the 2011 Credit Agreement and other secured indebtedness which is equal or junior in priority to term loans under the 2011 Credit Agreement equal to the greater of $500.0 million (less certain other secured indebtedness incurred after March 17, 2011) and an amount such that the Borrower’s Consolidated Senior Secured Leverage Ratio at such time is no greater than 3.0 to 1.0;

•

(i) modify the covenants to allow the Borrower to acquire foreign assets and foreign subsidiaries, (ii) modify the guarantee and collateral requirements such that foreign subsidiaries are not required to become guarantors or to grant liens on their assets to secure the obligations under the 2011 Credit Agreement, and (iii) allow up to $75.0 million in the aggregate in investments in, and acquisitions of, foreign assets that do not become collateral and foreign subsidiaries that do not become guarantors;

•

modify the covenants limiting acquisitions and investments to permit the Borrower to, among other things, make additional investments in third parties that are not guarantors and acquire additional wireless spectrum, subject to certain limitations set forth in the 2011 Credit Agreement;

•

permit investments in, and indebtedness by, subsidiaries of the Borrower that are not guarantors of the Borrower’s obligations under the 2011 Credit Agreement, subject to certain limitations set forth in the 2011 Credit Agreement;

•	permit the Borrower and its subsidiaries that are guarantors under the 2011 Credit Agreement to incur an unlimited amount of unsecured indebtedness;

•	eliminate the covenant that prohibited certain sale and leaseback transactions;

•

eliminate the financial covenant that required the Borrower to maintain a minimum fixed charge coverage ratio, which previously applied when the average daily amounts outstanding under the revolving credit facility in the 2010 Credit Agreement exceeded $25.0 million during the last Fiscal Quarter;

•

eliminate the financial covenant that required the Borrower to maintain a maximum total leverage ratio, which previously applied when the average daily amounts outstanding under the revolving credit facility in the 2010 Credit Agreement exceeded $25.0 million during the last Fiscal Quarter;

•

eliminate the financial covenant that required the Borrower to maintain a maximum Consolidated Senior Secured Leverage Ratio, which previously applied at all times, and replace it with a financial covenant that requires the Borrower to maintain a maximum Consolidated Senior Secured Leverage Ratio of 4.0 to 1.0, but only while there are letters of credit that have not been cash collateralized or outstanding loans under the revolving credit facility in the 2011 Credit Agreement during the last Fiscal Quarter; and

•

permit Communications, Inc. and the subsidiaries of the Borrower that are guarantors under the 2011 Credit Agreement to repurchase outstanding term loans under the 2011 Credit Agreement, subject to Dutch auction provisions and certain other limitations.

The Tranche B-3 Term Loans will mature on March 17, 2018, and they will require quarterly principal amortization payments of $1.25 million. Optional prepayments of any

Tranche B-3 Term Loans made by Borrower prior to March 17, 2012 shall include accrued and unpaid interest to such prepayment date plus 1% interest on the aggregate of such prepaid Tranche B-3 Term Loans. The interest rate payable on the Tranche B-3 Term Loans is LIBOR plus 3.75%. The $500.0 million of Tranche B-3 Term Loans were issued with 0.50% of original issue discount, yielding gross proceeds to the Borrower of $497.5 million.

The Amendment did not modify the maturity date applicable to the Tranche B-1 Term Loans or the Tranche B-2 Term Loans.

Additionally, the Amendment amended certain terms and conditions of the Guarantee and Collateral Agreement, dated as of November 3, 2006, among Borrower, Communications, Inc., each of the subsidiaries of Borrower from time to time made a party thereto and the Administrative Agent.

In connection with the execution of the Amendment, the Borrower paid a consent fee to the Consenting Lenders in the amount of $1,189,582.

This description of the Amendment is a summary of certain of the material changes only and is qualified in its entirety by the full and complete terms of the Amendment, a copy of which is attached as an exhibit hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement

The information contained in Item 1.01 is incorporated by reference in its entirety into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Amendment and Restatement Agreement, dated as of March 17, 2011, by and among MetroPCS Wireless, Inc., as borrower, MetroPCS Communications, Inc. and MetroPCS, Inc., as guarantors, all of the subsidiaries of MetroPCS Wireless, Inc., as subsidiary guarantors, and JPMorgan Chase Bank, N.A., as administrative agent (on its own behalf and on behalf of certain banks and other financial institutions or entities consenting thereto, as lenders).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: March 22, 2011	By:	/S/ J. BRAXTON CARTER
J. Braxton Carter
Executive Vice President
and Chief Financial Officer